Exhibit 10.5

EXECUTION COPY

OMNIBUS TRANSFER AND TERMINATION AGREEMENT

Dated as of November 2, 2011

OMNIBUS TRANSFER AND TERMINATION AGREEMENT

This OMNIBUS TRANSFER AND TERMINATION AGREEMENT (this “Agreement”) is made as of this 2nd day of November, 2011, by and among Navistar Financial Corporation, a Delaware corporation, (“NFC”), Navistar Financial Securities Corporation, a Delaware corporation (“NFSC”), Navistar, Inc., a Delaware corporation (“Navistar”), The Bank of New York Mellon (f/k/a The Bank of New York, “BNYM”), in its capacity as 1995 Trust Trustee and 2011 Indenture Trustee (each as defined below), Wells Fargo Bank, National Association (“Wells Fargo”), in its capacity as 2009 Backup Servicer (as defined below), and Navistar Financial Dealer Note Master Owner Trust II, a Delaware statutory trust (the “Issuing Entity”).

RECITALS

WHEREAS, NFC and NFSC are parties to that certain Purchase Agreement, dated as of June 8, 1995 (as amended, supplemented or otherwise modified from time to time, the “1995 Purchase Agreement”);

WHEREAS, NFC, NFSC, as Seller, and BNYM, as trustee (the “1995 Trust Trustee”) are parties to that certain Pooling and Servicing Agreement, dated as of June 8, 1995 (as amended, supplemented or otherwise modified from time to time, the “1995 Pooling and Servicing Agreement”);

WHEREAS, NFC, NFSC and the 1995 Trust Trustee are parties to that certain Series 2004-1 Supplement to the 1995 Pooling and Servicing Agreement, dated as of June 10, 2004 (as amended, supplemented or otherwise modified from time to time, the “2004-1 PSA Supplement”), pursuant to which an Investor Certificate (the “2004 Collateral Certificate”) was issued to the 2004 Trust (as defined below);

WHEREAS, NFC, NFSC and the 1995 Trust Trustee are parties to that certain Series 2011-1 Supplement to the 1995 Pooling and Servicing Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “2011-1 PSA Supplement”), pursuant to which an Investor Certificate (the “2011 Collateral Certificate”) was issued to the Issuing Entity;

WHEREAS, NFC, NFSC, the 1995 Trust Trustee and Wells Fargo, as backup servicer (the “2009 Backup Servicer”), are parties to that certain Backup Servicing Agreement, dated as of November 10, 2009 (as amended, supplemented or otherwise modified from time to time, the “2009 Backup Servicing Agreement”);

WHEREAS, NFC and NFSC are parties to that certain Amended and Restated Master Revolving Credit Agreement and the related Amended and Restated Master Revolving Note, each dated as of June 8, 1995 (as amended, supplemented or otherwise modified from time to time, the “1995 Intercompany Note”);

WHEREAS, NFC, Navistar and the 1995 Trust Trustee are parties to that certain Interest Deposit Agreement, dated as of June 8, 1995 (as amended, supplemented or otherwise modified from time to time, the “1995 Interest Deposit Agreement” and, together with the 1995 Purchase Agreement, the 1995 Pooling and Servicing Agreement, the 2004-1 PSA Supplement, the 2011-1 PSA Supplement, the 2009 Backup Servicing Agreement, and the 1995 Intercompany Note, the “1995 Trust Documents”);

WHEREAS, the Navistar Financial Dealer Note Master Owner Trust, a Delaware statutory trust (the “2004 Trust”), and BNYM, as indenture trustee (the “2004 Indenture Trustee”), are parties to that certain Indenture, dated as of June 10, 2004 (as amended, supplemented or otherwise modified from time to time, the “2004 Indenture”), pursuant to which the 2004 Trust has issued notes (the “2004 Notes”), certain of which remain outstanding;

WHEREAS, NFSC and Deutsche Bank Trust Company Delaware, as owner trustee (the “2004 Owner Trustee”), are parties to that certain Master Owner Trust Agreement, dated as of June 10, 2004 (as amended, supplemented or otherwise modified from time to time, the “2004 Trust Agreement”);

WHEREAS, the 2004 Trust, NFC and the 2004 Indenture Trustee are parties to that certain Administration Agreement, dated as of June 10, 2004 (as amended, supplemented or otherwise modified from time to time, the “2004 Administration Agreement” and, together with the 2004 Indenture and the 2004 Trust Agreement, the “2004 Trust Documents”);

WHEREAS, NFC and NFSC are parties to that certain Purchase Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “2011 Purchase Agreement”);

WHEREAS, NFC, NFSC and the Issuing Entity are parties to that certain Pooling and Servicing Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “2011 Pooling and Servicing Agreement”);

WHEREAS, Issuing Entity and BNYM, as indenture trustee (the “2011 Indenture Trustee”), are parties to that certain Indenture, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “2011 Indenture”), pursuant to which the Issuing Entity has and will issue certain notes;

WHEREAS, NFSC and Deutsche Bank Trust Company Delaware, as owner trustee (the “2011 Owner Trustee”), are parties to that certain Trust Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “2011 Trust Agreement”);

WHEREAS, the Issuing Entity, NFC and the 2011 Indenture Trustee are parties to that certain Administration Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “2011 Administration Agreement”);

WHEREAS, NFC, Navistar and the 2011 Indenture Trustee are parties to that certain Interest Deposit Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “2011 Interest Deposit Agreement”);

WHEREAS, NFC and NFSC are parties to that certain Amended and Restated Master Revolving Credit Agreement and the related Amended and Restated Master Revolving Note, each dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “2011 Intercompany Note”);

WHEREAS, NFC, NFSC, the Issuing Entity and Wells Fargo, as backup servicer (the “2011 Backup Servicer”), are parties to that certain Backup Servicing Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “2011 Backup Servicing Agreement” and, together with the 2011 Purchase Agreement, the 2011 Pooling Agreement, the 2011 Indenture, the 2011 Trust Agreement, the 2011 Administration Agreement, the 2011 Interest Deposit Agreement, and the 2011 Intercompany Note, the “2011 Trust Documents” and, together with the 1995 Trust Documents and the 2004 Trust Documents, the “Transaction Documents”);

WHEREAS, subject to the terms hereof and the Transaction Documents, upon payment in full of all outstanding 2004 Notes, the parties desire to terminate the 2004-1 PSA Supplement and the 2004 Collateral Certificate and the 2011-1 PSA Supplement and the 2011 Collateral Certificate and transfer all of the Dealer Notes and certain other assets held by the 1995 Trust to the 2011 Trust.

NOW, THEREFORE, in consideration of the foregoing, other good and valuable consideration and the mutual terms and covenants contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Defined Terms. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned them in the 1995 Pooling and Servicing Agreement or, if not defined therein, in Part I of Appendix A to the 2011 Pooling and Servicing Agreement. All references herein to “the Agreement” or “this Agreement” are to this Omnibus Transfer and Termination Agreement as it may be amended, supplemented or modified from time to time, and all references herein to Articles, Sections and subsections are to Articles, Sections or subsections of this Agreement unless otherwise specified.

Section 1.02 1995 Trust Termination Date. The 1995 Trust Termination Date shall mean the close of business on the last day of the Monthly Period in which each of the following conditions has been satisfied:

(a) All outstanding 2004 Notes shall have been paid in full and the 2004 Indenture and the other 2004 Trust Documents shall have been terminated;

(b) NFC shall have delivered to each of the parties to this Agreement not less than 10 days’ prior written notice of the date on which the 1995 Trust Termination Date is to occur;

(c) NFC shall have filed the financing statements required under Section 3.03;

(d) NFC shall have delivered an Opinion of Counsel to the Indenture Trustee and each Rating Agency with respect to the perfection of the conveyance hereunder of the Dealer Notes to the Issuing Entity; and

(e) Each of NFC and NFSC shall have delivered to each of the other parties to this Agreement an officer’s certificate certifying that each of the foregoing conditions has been satisfied.

Section 1.03 Concurrent Transactions. Each of the transactions specified in Section 2.01 and Article IV shall be deemed to have occurred concurrently as of the 1995 Trust Termination Date.

ARTICLE II

CONVEYANCE OF DEALER NOTES AND OTHER ASSETS

Section 2.01 Conveyance of Dealer Notes.

(a) On the 1995 Trust Termination Date, the 1995 Trust Trustee, on behalf of the 1995 Trust, does hereby transfer, assign and otherwise convey to the Issuing Entity, without recourse, all right, title and interest of the 1995 Trust Trustee and the 1995 Trust in and to:

(i) all Dealer Notes held by the 1995 Trust Trustee on behalf of the 1995 Trust as of such date, all monies due (including accrued finance charges) or to become due with respect thereto and all proceeds (as defined in Section 9-102 of the UCC) of such Dealer Notes;

(ii) the security interests in the Financed Vehicles related to such Dealer Notes granted by the related Dealers to secure their respective obligations under such Dealer Notes and any accessions to such security interests;

(iii) any Insurance Proceeds related to such Dealer Notes;

(iv) all funds on deposit, including any investments, in the Collections Account, the Excess Funding Account, the Servicer Transition Fee Account, and the Interest Deposit Account, each as defined in the 1995 Pooling and Servicing Agreement (the “1995 Trust Accounts”);

(v) the surviving provisions of the 1995 Pooling and Servicing Agreement, including the right of the 1995 Trust Trustee to cause the Seller to repurchase Dealer Notes under certain circumstances pursuant to Sections 2.06 and 2.07 of the 1995 Pooling and Servicing Agreement, and the surviving provisions of the 1995 Purchase Agreement, including the right of the Seller to cause NFC to repurchase Dealer Notes under certain circumstances pursuant to Section 4.06 of the 1995 Purchase Agreement; and

(vi) all proceeds (including “proceeds,” as defined in Section 9-102 of the UCC) of any or all of the foregoing (together, the “Transferred Property”).

(b) Notwithstanding Section 12.04 of the 1995 Pooling and Servicing Agreement, Section 7.01 of the 2004-1 PSA Supplement, Section 7.01 of the 2011-1 PSA Supplement, or any other provision of the 1995 Trust Documents or the 2004 Trust Documents, NFC and NFSC hereby direct the 1995 Trust Trustee to effect the conveyances to the Issuing Entity described above.

Section 2.02 Intention of Parties. It is the intention of the parties that the transfers and assignments contemplated by this Agreement shall constitute absolute transfers of the property described in Section 2.01 and that no right, title and interest to such property shall be part of the transferring party’s estate in the event of the filing of a bankruptcy petition by or against the transferring party under any bankruptcy law. Notwithstanding the foregoing, in the event a court, agency or supervisory authority having jurisdiction in the premises, or a conservator or receiver of a transferring party, of competent jurisdiction determines that such transfers and assignments did not constitute absolute transfers or that any right, title or interest in such property is a part of the transferring party’s estate, then the transferring party shall be deemed to have granted to the Issuing Entity a first priority perfected security interest in all of the transferring party’s right, title and interest in, to and under such property, and the transferring party hereby grants such security interest.

ARTICLE III

ADDITIONAL AGREEMENTS

Section 3.01 Deposits Into Trust Accounts. Notwithstanding Section 12.03(b) of the 1995 Pooling and Servicing Agreement or any other provision of the 1995 Trust Documents or 2004 Trust Documents, contemporaneous with the transfer of the Transferred Property, the 1995 Trust Trustee shall transfer all funds on deposit (including all investments) in the 1995 Accounts to the 2011 Indenture Trustee who shall deposit such funds (or investments) into the corresponding account created pursuant to the Indenture and the 2011 Interest Deposit Agreement.

Section 3.02 Servicer Report. NFC shall at its own expense, on the 1995 Trust Termination Date, indicate in its computer files those Dealer Notes that are to be conveyed to the Issuing Entity pursuant to this Agreement on the 1995 Trust Termination Date. Promptly after the 1995 Trust Termination Date, NFC shall prepare and deliver to NFSC, the Issuing Entity and the 2011 Indenture Trustee a computer file or hard copy list (a) containing a true and complete list of all the Dealer Notes transferred by the 1995 Trust to the Issuing Entity, identified by Dealer Note number, and the outstanding amount of each such Dealer Note and (ii) the amount of funds (including investments) being transferred from each of the 1995 Accounts to the 2011 Indenture Trustee.

Section 3.03 Protection of Right, Title and Interest. NFC shall cause all financing statements and continuation statements and any other necessary documents covering Issuing Entity’s right, title to and interest in the Dealer Notes transferred pursuant to this Agreement, all monies due or to become due with respect thereto, all proceeds thereof, the security interests in the related Financed Vehicles and the Insurance Proceeds, to be promptly filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the

Issuing Entity hereunder to all property sold, transferred, assigned or otherwise conveyed hereunder. NFC shall deliver to the Issuing Entity file-stamped copies of, or filing receipts for, any document available following such recording, registration or filing. The 1995 Trust Trustee shall cooperate fully with NFC in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section 3.03. The parties hereto authorize NFC to file such financing statements, continuation statements and other documents.

Section 3.04 Enforcement of Surviving Repurchase and Indemnity Provisions of 1995 Trust Documents. It is the intent of the parties hereto that the Issuing Entity shall have the right to enforce the provisions of Section 4.06 of the 1995 Purchase Agreement and Sections 2.06, 2.07, 7.04 and 8.04 of the 1995 Pooling and Servicing Agreement after the 1995 Trust Termination Date. For the avoidance of doubt, after the 1995 Trust Termination Date:

(a) references in Section 4.06 of the 1995 Purchase Agreement and Sections 2.06, 2.07, 7.04 and 8.04 of the 1995 Pooling and Servicing Agreement to the Master Trust shall be deemed to be references to the Issuing Entity;

(b) the Indenture Trustee shall have the right to give any notice permitted to be given by the Master Trust Trustee under Sections 2.06, 2.07, 7.04 and 8.04 of the 1995 Pooling and Servicing Agreement;

(c) deposits in respect of any required payment pursuant to Section 2.06 or 2.07 of the 1995 Pooling and Servicing Agreement shall be made to the Collection Account (as defined in the 2011 Indenture) and shall be applied as specified in Section 2.05 or Section 2.06 of the 2011 Pooling and Servicing Agreement, respectively, as if such payments were made in respect of Ineligible Dealer Notes or the Noteholders’ Interest, as applicable, under the 2011 Pooling and Servicing Agreement; and

(d) with respect to any required purchase under Section 4.06 of the 1995 Purchase Agreement or Section 2.07 of the 1995 Pooling and Servicing Agreement, references to the Certificateholders’ Interest and Investor Certificateholders shall be deemed to be references to the Noteholders’ Interest and the Noteholders, respectively, and the purchase price for any repurchase pursuant thereto shall be the sum of the amounts specified for any purchase of the Noteholders’ Interest pursuant to Section 2.07 of the 2011 Pooling and Servicing Agreement.

ARTICLE IV

TERMINATION OF AGREEMENTS

Section 4.01 Termination of Collateral Certificates. Each of the parties agrees that effective as of the 1995 Trust Termination Date, (a) the 2004-1 PSA Supplement, the 2004 Collateral Certificate, the 2011-1 PSA Supplement and the 2011 Collateral Certificate shall be terminated, (b) the 2004 Indenture Trustee, the 2011 Indenture Trustee and NFSC shall deliver the 2004 Collateral Certificate, the 2011 Collateral Certificate and the NFSC Certificate with respect to the 1995 Trust, respectively, to the 1995 Trust Trustee for cancellation, (c) the 1995 Purchase Agreement and the 1995 Pooling and Servicing Agreement shall be terminated, except for Sections 3.01, 4.02 and 4.06 of the 1995 Purchase Agreement and Sections 2.04, 2.05, 2.06, 2.07, 2.08(a), and 13.02 of the 1995 Pooling and Servicing Agreement, which shall survive until the last Dealer Note transferred to the Issuing Entity hereunder has been paid or written off as uncollectable, and except for Sections 7.04 and 8.04 of the 1995 Pooling and Servicing Agreement, which shall survive indefinitely. Upon cancellation of the 2004 Collateral Certificate, the 2011 Collateral Certificate and the NFSC Certificate, the 1995 Trust Trustee shall no further rights or obligations under the 1995 Trust Documents; provided, however, the right of the 1995 Trust Trustee to receive any amounts owed to it thereunder and to receive any indemnification provided to it in connection therewith shall survive.

Section 4.02 Termination of 1995 Intercompany Note. Effective as of 1995 Trust Termination Date, the 1995 Intercompany Note is hereby terminated, and any amounts then outstanding under the 1995 Intercompany Note shall be deemed to be outstanding under the 2011 Intercompany Note.

Section 4.03 Termination of 1995 Interest Deposit Agreement. Effective as of the 1995 Trust Termination Date, after the transfer of the amounts on deposit (including investments) in the Interest Deposit Account related to the 1995 Interest Deposit Agreement into the 2011 Indenture Trustee pursuant to Section 3.01, the 1995 Interest Deposit Agreement is hereby terminated.

Section 4.04 Termination of 2009 Backup Servicing Agreement. Effective as of the 1995 Trust Termination Date, the 2009 Backup Servicing Agreement is hereby terminated; provided, however, the right of the 2009 Backup Servicer to receive any amounts owed to it thereunder and to receive any indemnification provided to it in connection therewith shall survive.

ARTICLE V

MISCELLANEOUS PROVISIONS

Section 5.01 Amendment. This Agreement may be amended from time to time with prior written notice to the Rating Agencies by a written amendment duly executed and delivered by the parties hereto; provided, however, that the consent of Noteholders or Certificateholders or satisfaction of the Rating Agency Condition with respect to any outstanding Series of Notes (each as defined in the 2011 Pooling and Servicing Agreement) will be required if and to the extent such consent or satisfaction would be required pursuant to the terms of Section 11.01 of the 2011 Pooling and Servicing Agreement if Section 11.01 of the 2011 Pooling and Servicing Agreement were contained in this Agreement.

Section 5.02 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed enforceable to the fullest extent permitted, and if not so permitted, shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 5.03 Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

Section 5.04 Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived, or supplemented except as provided herein.

Section 5.05 Notices. All demands, notices and communications pursuant hereto to either party shall be delivered as specified in Appendix B to the 1995 Pooling and Servicing Agreement.

Section 5.06 Headings and Cross-references. The various headings in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to Section names or numbers are to such sections of this Agreement unless otherwise specified.

Section 5.07 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without reference to the conflict of law provisions thereof or any other jurisdiction, other than Section 5-1401 and Section 5-1402 of the New York General Obligations Law, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 5.08 Further Assurances. Each of the parties hereto agrees to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party to more fully effect the purposes of this Agreement, including the execution of any financing statements or continuation statements relating to the Dealer Notes for filing under the provisions of the UCC of any applicable jurisdiction, and each of the parties hereto is authorized to file such statements on behalf of the other parties hereto.

Section 5.09 Waivers; Authorizations.

(a) By its execution of this Agreement, each of the parties hereto, in each of its respective capacities under the Transaction Documents, as applicable, does hereby agree that this Agreement serves as notice with respect to each of the actions contemplated by this Agreement and a waiver of any further notice requirement with respect thereto. Without limiting the generality of the foregoing, by its execution of this Agreement, each of the parties hereto, in each of its respective capacities under the Transaction Documents, as applicable, (x) does hereby agree that to the extent any of the terms of this Agreement are inconsistent with, or differ from, any of the terms of any Transaction Document, the terms of this Agreement shall control to the extent of such inconsistency or difference and (y) in furtherance of the foregoing, does hereby waive any such inconsistent or different term in any Transaction Document.

(b) By its execution of this Agreement, each of NFC and NFSC, in each of its respective capacities under the Transaction Documents, as applicable, hereby authorizes and directs the 1995 Trust Trustee, the 2011 Owner Trustee and the 2011 Indenture Trustee, as applicable, to execute this Agreement, as well as any other documents contemplated hereby.

(c) By its execution of this Agreement, each of NFC and NFSC represents and warrants that the conditions precedent to the termination of the 2009 Backup Servicing Agreement, set forth in Section 4.02 thereof, have been satisfied as of the 1995 Trust Termination Date.

Section 5.10 Limitation of Liability of 2011 Owner Trustee. Notwithstanding anything contained herein to the contrary, this Agreement has been executed by Deutsche Bank Trust Company Delaware not in its individual capacity but solely in its capacity as 2011 Owner Trustee and in no event shall Deutsche Bank Trust Company Delaware in its individual capacity or, except as expressly provided in the 2011 Trust Agreement, as 2011 Owner Trustee of the Issuing Entity have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuing Entity hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuing Entity. For all purposes of this Agreement, in the performance of its duties or obligations hereunder, or in the performance of any duties or obligations of the Issuing Entity hereunder, the 2011 Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI of the 2011 Trust Agreement.

Section 5.11 Limitation of Liability of the 1995 Trust Trustee and 2011 Indenture Trustee. Notwithstanding anything contained herein to the contrary, the parties hereto acknowledge and agree that BNYM, in its capacity as the 1995 Trust Trustee and the 2011 Indenture Trustee, shall not be liable with respect to any action it takes in accordance with this Agreement or any direction it receives in connection with this Agreement. For all purposes of this Agreement, in the performance of its duties or obligations hereunder as 1995 Trust Trustee or 2011 Indenture Trustee, BNYM shall be subject to, and entitled to the benefits of, the terms and provisions of Section 11.02 of the 1995 Pooling and Servicing Agreement and Article VIII of the 2011 Indenture, respectively.

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IN WITNESS WHEREOF, the parties hereto have caused this Omnibus Transfer and Termination Agreement to be duly executed as of the date first written above.

NAVISTAR FINANCIAL CORPORATION

By:	/s/ Mary Ellen Kummer
Name:	Mary Ellen Kummer
Title:	Assistant Treasurer

NAVISTAR FINANCIAL SECURITIES CORPORATION

By:	/s/ Mary Ellen Kummer
Name:	Mary Ellen Kummer
Title:	Assistant Treasurer

NAVISTAR, INC.

By:	/s/ Jim Moran
Name:	Jim Moran
Title:	VP & Treasurer

THE BANK OF NEW YORK MELLON, not in its individual capacity but solely as 1995 Trust Trustee

By:	/s/ Michael Burack
Name:	Michael Burack
Title:	Senior Associate

THE BANK OF NEW YORK MELLON, not in its individual capacity but solely as 2011 Indenture Trustee

By:	/s/ Michael Burack
Name:	Michael Burack
Title:	Senior Associate

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as 2009 Backup Servicer

By:	/s/ Marianna C. Stershic
Name:	Marianna C. Stershic
Title:	Vice President

NAVISTAR FINANCIAL DEALER NOTE MASTER OWNER TRUST II

By: DEUTSCHE BANK TRUST COMPANY DELAWARE, not in its individual capacity but solely as 2011 Owner Trustee

By:	/s/ Michele HY Voon
Name:	Michele HY Voon
Title:	Attorney-in-fact

By:	/s/ Ellen Jean-Baptiste
Name:	Ellen Jean-Baptiste
Title:	Attorney-in-fact